CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Majesco Entertainment Company

We hereby consent to the incorporation of our reports dated January 10, 2006 included in this Form 10-K on the consolidated financial statements of Majesco
Entertainment Company as of October 31, 2005 and 2004, and for each of the three years in the period ended October 31, 2005, and on management's assessment of the effectiveness of internal control over financial reporting as of October 31,
2005, into the Company's previously filed registration statements on Form S-8
(No. 333-120143), Forms S-3 (333-122519; 333-115822; 333-121640; and
333-120103).

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

February 1, 2006